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                        CONSENT OF INDEPENDENT AUDITORS





The Trustees
Keystone Hartwell Growth Fund
(formerly named Keystone America Hartwell Growth Fund, Inc.)




         We consent to the use of our report dated October 27, 1995, included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.





                                        KPMG Peat Marwick LLP





Boston, Massachusetts
November 29, 1995